Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-58215, 333-48018 and 333-64042) of Aurora Foods Inc. of our report dated February 25, 2003, except for Notes 2, 18, 27 and 28, as to which the date is as of September 16, 2003, relating to the consolidated financial statements and financial statement schedule, which appears in this Form

10-K/A.

PricewaterhouseCoopers LLP

St. Louis, Missouri

September 16, 2003